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                    AMENDMENT dated as of August 2, 1996, to
               the Credit Agreement dated as of
               September 23, 1990 (as amended and restated as of September 29, 1995, and subsequently amended) (the "Credit Agreement"), among ESCO ELECTRONICS CORPORATION, a Missouri corporation ("ESCO"), DEFENSE HOLDING CORP., a Delaware corporation (the "Borrower"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

          A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

          B. ESCO and the Borrower have requested that certain provisions of the Credit Agreement be amended as set forth herein. The Banks are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


          SECTION 1.  Amendments.  (a)  Section 1.01 of the
                      -----------
Credit Agreement is hereby amended to include the following definition in its appropriate alphabetical order:

          "Excluded Items" means (i) an after-tax, non-
           --------------
recurring charge attributable to cost growth in System & Electronics, Inc.'s 60K Loader contract, not to exceed $18,800,000, (ii) an after-tax, non-recurring, non-cash charge attributable to the write-off of certain of the Borrower's and its Subsidiaries' inventory, not to exceed $14,300,000, (iii) an after-tax, non-recurring charge attributable to the reduction of the anticipated claim receivable of System and Electronics, Inc. against the United States government under the M1000 program, not to exceed $8,500,000, and (iv) the after-tax, non-recurring gain attributable to the Hazeltine Transaction; provided
                                                --------
that Excluded Items shall not include any charge taken after September 30, 1996.


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                                                                     2
          (b)  Section 5.21 of the Credit Agreement is
hereby amended to add the following proviso at the end of
such Section:  "; provided that, for purposes of determining
                  --------
such ratio for any period that includes either or both of the two fiscal quarters ended June 30 and September 30, 1996, Consolidated Adjusted EBIT shall be determined excluding (to the extent otherwise included therein) the Excluded Items".

          SECTION 2.  Representations and Warranties.  Each
                      ------------------------------
of ESCO and the Borrower hereby represents and warrants to each Bank, on and as of the date hereof, that:

          (a) This Amendment has been duly authorized, executed and delivered by each of ESCO and the Borrower, and each of this Amendment and the Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of each of ESCO and the Borrower, enforceable in accordance with its terms.

          (b) The representations and warranties of each of ESCO and Borrower contained in the Credit Agreement and in each other Loan Document are true and correct in all respects with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

          (c) After giving effect to this Amendment, no Default has occurred and is continuing.

          SECTION 3.  Effectiveness.  This Amendment shall
                      -------------
become effective upon receipt by the Agent of counterparts hereof signed by each of ESCO, the Borrower and the Required
Banks.

          SECTION 4.  Miscellaneous.  (a)  This Amendment
                      -------------
constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          (b)  Section headings used herein are for
convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.


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                                                                     3
          (c)  This Amendment shall be construed in
accordance with and governed by the law of the State of New York.

          (d) Each reference to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and to whose benefit the provisions of this Amendment shall inure.

          (e) This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

          (f) Except as specifically amended or modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                     ESCO ELECTRONICS CORPORATION

                                      by
                                         /s/ Donald H. Nonnenkamp
                                         ------------------------------
                                         Name:  Donald H. Nonnenkamp
                                         Title: Vice Pres. & Treas.


                                     DEFENSE HOLDING CORP.

                                      by

                                         /s/ Philip M. Ford
                                         ------------------------------
                                         Name:  Philip M. Ford
                                         Title: Sr. Vice Pres. & CFO


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                                                                     4
                                     MORGAN GUARANTY TRUST COMPANY OF
                                     NEW YORK, as Agent

                                      by
                                         /s/ Kevin J. O'Brien
                                         ------------------------------
                                         Name:  Kevin J. O'Brien
                                         Title: Vice President


                                     MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK

                                      by
                                         /s/ Kevin J. O'Brien
                                         ------------------------------
                                         Name:  Kevin J. O'Brien
                                         Title: Vice President


                                     THE BOATMAN'S NATIONAL BANK
                                     OF ST. LOUIS

                                      by
                                         /s/ Debra G. Jasma
                                         ------------------------------
                                         Name:  Debra G. Jasma
                                         Title: Vice President


                                     THE BANK OF NEW YORK

                                      by
                                         /s/ R. Wes Towns
                                         ------------------------------
                                         Name:  R. Wes Towns
                                         Title: VP & Division Head


                                     THE BANK OF NOVA SCOTIA

                                      by
                                         /s/ F.C.H. Ashby
                                         ------------------------------
                                         Name:  F.C.H. Ashby
                                         Title: Senior Manager Loan
                                         Operations


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                                                                     5
                                     THE SUMITOMO BANK, LIMITED

                                      by
                                         /s/ Teresa A. Lekich
                                         ------------------------------
                                         Name:  Teresa A. Lekich
                                         Title: Vice President

                                         /s/ Jayleen R.P. Hague
                                         ------------------------------
                                         Name:  Jayleen R.P. Hague
                                         Title: Vice President


                                     FIRST UNION NATIONAL BANK OF
                                     NORTH CAROLINA

                                      by
                                         /s/ Mark M. Harden
                                         ------------------------------
                                         Name: Mark M. Harden
                                         Title: Vice President


                                     SANWA BUSINESS CREDIT
                                     CORPORATION

                                      by
                                         /s/ Lawrence J. Placek
                                         ------------------------------
                                         Name:  Lawrence J. Placek
                                         Title: Vice President